UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2018 Omnibus Incentive Plan

On October 16, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Avid Bioservices, Inc. (the “Company”), the stockholders of the Company approved a second amendment (the “Second Amendment”) to the Company’s 2018 Omnibus Incentive Plan to increase the number of shares available for grant thereunder by 3,800,000 (as so amended, the “Amended 2018 Plan”).

The Second Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors on August 21, 2024, subject to stockholder approval. The Second Amendment became effective immediately upon stockholder approval at the Annual Meeting.

The summary of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit A to the Company’s Definitive Proxy Statement for its 2024 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 28, 2024 (the “2024 Definitive Proxy Statement”) and incorporated herein by this reference. In addition, a more detailed summary of the Amended 2018 Plan can be found in such 2024 Definitive Proxy Statement, which is incorporated herein by this reference.

2010 Employee Stock Purchase Plan

Also on October 16, 2024, at the Annual Meeting, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2010 Employee Stock Purchase Plan, as amended, to remove its automatic termination provision (as so amended, the “Amended ESPP”).

The Amendment previously had been approved by the Compensation Committee of the Company’s Board of Directors on May 30, 2024, subject to stockholder approval. The Amendment became effective immediately upon stockholder approval at the Annual Meeting.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit B to the Company’s 2024 Definitive Proxy Statement and incorporated herein by this reference. In addition, a more detailed summary of the Amended ESPP can be found in such 2024 Definitive Proxy Statement, which is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 63,795,108 shares of the Company’s common stock outstanding (as of the record date of August 20, 2024) and entitled to vote, 50,991,631 shares were present in-person virtually or represented by proxy, representing approximately 80% of the total outstanding shares entitled to vote. The final voting results of each proposal voted on at the Annual Meeting are set forth below. For more information about the proposals set forth below, please refer to the Company’s 2024 Definitive Proxy Statement.

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Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the seven nominees named below to serve on the Company’s Board of Directors until the Company’s 2025 Annual Meeting of Stockholders. Election of each director required approval by a plurality of the votes cast and thus votes against were not applicable. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Esther M. Alegria, Ph.D.	39,065,262	3,386,725	8,539,644
Joseph Carleone, Ph.D.	40,102,583	2,349,404	8,539,644
Nicholas S. Green	41,729,893	722,094	8,539,644
Richard B. Hancock	38,727,239	3,724,748	8,539,644
Catherine J. Mackey, Ph.D.	39,063,517	3,388,470	8,539,644
Gregory P. Sargen	38,981,723	3,470,264	8,539,644
Jeanne A. Thoma	40,348,375	2,103,612	8,539,644

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025. The votes were as follows:

Votes For	Votes Against	Abstain
49,045,821	1,725,042	220,768

Proposal No. 3: To Approve, on an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
39,680,899	2,510,504	260,584	8,539,644

Proposal No. 4: To Approve an Amendment to the Company’s 2018 Omnibus Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2018 Omnibus Incentive Plan to increase the number of shares available for grant thereunder by 3,800,000. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
39,422,442	2,834,763	194,782	8,539,644

Proposal No. 5: To Approve an Amendment to the Company’s 2010 Employee Stock Purchase Plan

The Company’s stockholders approved an amendment to the Company’s 2010 Employee Stock Purchase Plan to remove its automatic termination provision. The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
41,785,365	472,242	194,380	8,539,644

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: October 17, 2024	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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